                                                                   Exhibit 99.2

                                                                   June 16, 2006

                                  Term Facility
                                Commitment Letter

CSK Auto, Inc.
645 East Missouri Avenue, Suite 400
Phoenix, Arizona 85012

Attention: James Riley
           Chief Financial Officer

Ladies and Gentlemen:

          You have advised J.P. Morgan Securities Inc. ("JPMorgan"), JPMorgan Chase Bank, N.A. ("JPMorgan Chase Bank"), Lehman Brothers Inc., ("Lehman"), Lehman Commercial Paper Inc., ("Lehman CP"), Wachovia Bank, National Association, ("Wachovia Bank" and, together with JPMorgan Chase Bank and Lehman CP, the "Initial Banks") and Wachovia Capital Markets, LLC ("Wachovia Securities") (together with JPMorgan, the Initial Banks and Lehman, the "Commitment Parties") that, as a result of the postponement in your completion and filing of audited financial statements for your 2005 fiscal year, events of default may occur or may be alleged to occur under one or more of the Indentures in respect of your $225,000,000 of 7% Senior Subordinated Notes due 2014, $125,000,000 of 3 3/8% Senior Exchangeable Notes due 2025 and $100,000,000 of 4
5/8% Senior Exchangeable Notes due 2025 (collectively, the "Existing Notes") and that it may be necessary for you to repay some or all of the Existing Notes upon any acceleration thereof following such events of default or it may be desirable for you to repurchase some or all of the Existing Notes prior to any such acceleration or notice of threatened acceleration. You have also advised us that it will be necessary to obtain waivers or amendments (collectively, the "ABL Amendment") of or to the terms of your $325,000,000 Second Amended and Restated Credit Agreement dated as of July 25, 2005 (the "Existing ABL Credit Agreement"; the facility thereunder, the "Existing ABL Facility") in order to enable you to refinance some or all of the Existing Notes and avoid the occurrence of events of default thereunder relating to the postponement of completion and filing of such audited financial statements or successive quarterly financial statements to the occurrence of any event of default under any of the Existing Notes. You have discussed with us a senior secured term facility of $450,000,000 (the "Term Facility"), secured by a second lien on the collateral securing the ABL Facility (as hereinafter defined) on the Closing Date (as hereinafter defined) and a first lien on certain other assets, the proceeds of which would be used to refinance Existing Notes to the extent necessary following any acceleration thereof or to repurchase the Existing Notes to the extent prudent to avoid any such acceleration. In the event that the ABL Amendment is not obtained, you have advised us that you will require a replacement asset-based credit facility of at least $250,000,000 (the "Replacement ABL Facility"; the Existing ABL Facility as amended by the ABL Amendment or the Replacement ABL Facility, as the case may be, the "ABL Facility"). It is a condition to the commitments hereunder that an ABL Facility acceptable to us be in place on the Closing Date of the Term Facility.

                                Commitment Letter

          JPMorgan and Lehman are pleased to advise you that they are willing to act as the joint lead arrangers and each of JPMorgan, Lehman and Wachovia Securities are pleased to advise you that they are willing to act as joint bookrunners for the Term Facility and each Initial Bank is severally (but not jointly) pleased to advise you of its respective commitment to provide the amount of the Term Facility set forth below its name on the signature pages hereto. The aggregate amount of such commitments will be $450,000,000. This Commitment Letter and the Summary of Terms and Conditions attached as Exhibit A hereto (the "Term Sheet") set forth the principal terms and conditions on and subject to which the Initial Banks are willing to make available the Term Facility. It is a condition to the commitment of each Initial Bank hereunder that each other Initial Bank provide its commitment hereunder.

          It is agreed that JPMorgan and Lehman will act as the joint lead arrangers (in such capacities, the "Joint Lead Arrangers") and JPMorgan, Lehman and Wachovia Securities will act as joint bookrunners in respect of the Term Facility (with only JPMorgan's name appearing on the top of the left-hand side of any marketing materials), and that JPMorgan Chase Bank will act as the sole administrative agent in respect of the Term Facility. You agree that, as a condition to the commitments and agreements hereunder, no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and Fee Letters referred to below) will be paid in connection with the Term Facility unless you and we shall so agree.

          We intend, together with the other Commitment Parties, to syndicate the Term Facility to a group of lenders (together with the Initial Banks, the "Lenders") identified by us, provided that you shall have the right to approve (such approval not to be unreasonably withheld) the initial list of institutions to whom we would propose to syndicate the Term Facilities. We intend to commence promptly such efforts to syndicate the Term Facility and you agree actively to assist the Commitment Parties in completing syndications satisfactory to the Commitment Parties. Such assistance shall include (a) your using commercially reasonable efforts to ensure that such efforts benefit materially from the existing banking relationships of the Borrower (as defined in the Term Sheet),
(b) direct contact between senior management and advisors of the Borrower and certain members of the Board of CSK Auto Corporation and the proposed Lenders,
(c) as set forth in the next paragraph, assistance from the Borrower in the preparation of materials to be used in connection with the syndication (collectively, with the Term Sheet, the "Information Materials") and (d) the hosting, with us and senior management of the Borrower and certain members of the Board of CSK Auto Corporation, of one or more meetings of the prospective Lenders.

          You will assist in preparing Information Materials, including Confidential Information Memoranda, for distribution to existing and prospective Lenders, with such materials to include all financial information and projections (the "Projections"), as the Commitment Parties may reasonably request. If requested, you will assist in preparing a version of the Information Materials (the "Public-Side Version") to be used by prospective Lenders' public-side employees and representatives ("Public-Siders") who do not wish to receive material non-public information (within the meaning of United States federal securities laws) with respect to the Borrower, its respective affiliates and any of its or their respective securities ("MNPI") and who may be engaged in investment and other market related activities with respect to any such entity's securities or loans. Before distribution of any Information Materials, you agree to execute and deliver to us (i) a letter in which you authorize distribution of the Information Materials to a prospective Lender's employees willing to receive MNPI ("Private-Siders") and (ii) a separate letter in which you authorize distribution of the Public-Side Version to Public-Siders and represent that no MNPI is contained therein.

          The Borrower agrees that the following documents may be distributed to both Private-Siders and Public-Siders, unless the Borrower advises the Joint Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distribution that such materials should only be

                                Commitment Letter
distributed to Private-Siders: (a) administrative materials prepared by the Commitment Parties for existing and prospective Lenders (such as a lender meeting invitation, lender allocation, if any, and funding and closing memoranda), (b) notification of changes in the terms of the Term Facility, and
(c) other materials intended for existing and prospective Lenders after the initial distribution of Information Materials. If you advise us that any of the foregoing should be distributed only to Private-Siders, then Public-Siders will not receive such materials without further discussions with you. The Borrower hereby authorizes the Commitment Parties to distribute drafts of definitive documentation with respect to the Term Facility to Private-Siders and Public-Siders.

          JPMorgan, in its capacity as Joint Lead Arranger, will manage together with the other Commitment Parties, in consultation with you, all aspects of the syndications of the Term Facility, including decisions in such syndications as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. In its capacity as Joint Lead Arranger, JPMorgan will have no responsibility other than to endeavor to arrange together with the other Commitment Parties the syndications as set forth herein and in no event shall be subject to any fiduciary or other implied duties. Additionally, the Borrower acknowledges and agrees that, as Joint Lead Arranger, JPMorgan is not advising the Borrower as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Joint Lead Arranger shall have no responsibility or liability to the Borrower with respect thereto.

          You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to any Commitment Parties by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein taken as a whole not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to us by you or any of your representatives have been or will be prepared in good faith based upon assumptions reasonably believed to be reasonable. You understand that in arranging and syndicating the Term Facility we together with the other Commitment Parties may use and rely on the Information and Projections without independent verification thereof. We acknowledge that certain of the Information and Projections that have been made available to us to date do not reflect the possible adjustments to inventory accounting, vendor allowances and store surplus fixtures and supplies (the "Specified Adjustments") that are discussed in CSK Auto Corporation's press release dated March 27, 2006 (the "March 27 Press Release") and its press release of May 22, 2006 (the "May 22 Press Release" and, together with the March 27 Press Release, the "Press Releases"), and the foregoing representations are qualified by such acknowledgment.

          As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to cause to be paid the nonrefundable fees described in the Initial Bank Fee Letter dated the date hereof and delivered herewith (the "Initial Bank Fee Letter") and the agency and other fees described in the fee letter dated the date hereof among the Borrower, JPMorgan and JPMorgan Chase Bank (the "Agency Fee Letter" and, together with the Initial Bank Fee Letter, the "Fee Letters").

          Each Commitment Party's commitments and agreements hereunder are subject to:

               (a) there not occurring or becoming known to such Commitment Party any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on the business, operations, property, or financial condition of the Borrower and its

                                Commitment Letter
     subsidiaries, taken as a whole (it being understood that the Specified Adjustments shall not constitute any such event, development or circumstance, so long as they are not materially greater than, and are consistent in scope with, the adjustments contemplated in the Press Releases);

               (b) such Commitment Party not becoming aware after the date hereof of any information or other matter (including any matter relating to financial models and underlying assumptions relating to the Projections and including any new information relating to the Specified Adjustments (but only to the extent that such information suggests that such adjustments shall be materially greater than or inconsistent in scope with those contemplated in the Press Releases)) affecting the Borrower or its senior management that in such Commitment Party's judgment is inconsistent in a material and adverse manner with any such information or other matter disclosed to such Commitment Party prior to the date hereof;

               (c) there not having occurred a material disruption of or material adverse change in conditions in the financial, banking or capital markets that, in such Commitment Party's judgment, could reasonably be expected to materially impair the syndication of the Term Facility;

               (d) such Commitment Party's satisfaction that prior to and during the syndication of the Term Facility there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any of its affiliates (other than a Replacement ABL Facility for which JPMorgan Chase Bank is the administrative agent);

               (e) the closing of the Term Facility and the ABL Amendment or the Replacement ABL Facility, as the case may be, on or before July 14, 2006; and

               (f) the other conditions set forth or referred to in the Term Sheet.

          The terms and conditions of the commitments hereunder and of the Term Facility are not limited to those set forth herein and in the Term Sheet. Those matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of the Commitment Parties and the Borrower.

          You agree, to the extent set forth in Annex A hereto, to indemnify and hold harmless each Commitment Party and the other Indemnified Persons referred to in said Annex, which Annex is incorporated herein by reference and constitutes a part hereof.

          You acknowledge that each Commitment Party and its affiliates (the term "Commitment Party" as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. No Commitment Party will use confidential information obtained from you by virtue of the transactions contemplated hereby or its other relationships with you in connection with the performance by such Commitment Party of services for other companies, and no Commitment Party will furnish any such information to other companies. You also acknowledge that no Commitment Party has any obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies. You further acknowledge that JPMorgan is a full service securities firm and JPMorgan may from time to time effect transactions, for its own or its affiliates' account or the account of customers, and hold positions in loans, securities or options on loans or securities of the Borrower and its affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter.

                               Commitment Letter

          Each Commitment Party may employ the services of its affiliates in providing certain services hereunder and, in connection with the provision of such services, may exchange with such affiliates information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter, and, to the extent so employed, such affiliates shall be entitled to the benefits afforded such Commitment Party hereunder.

          This Commitment Letter shall not be assignable by you without the prior written consent of each Commitment Party (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Commitment Party. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letters are the only agreements that have been entered into among us with respect to the Term Facility and set forth the entire understanding of the parties with respect thereto.

          This Commitment Letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. Each party hereto consents to the nonexclusive jurisdiction and venue of the state or federal courts located in the City of New York. Each party hereto irrevocably waives, to the fullest extent permitted by applicable law, (a) any objection that it may now or hereafter have to the laying of venue of any such legal proceeding in the state or federal courts located in the City of New York and
(b) any right it may have to a trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this Commitment Letter, the Term Sheet, the transactions contemplated hereby or the performance of services hereunder.

          This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letters nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person (including, without limitation, other potential providers or arrangers of financing) except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letters and their terms and substance) after this Commitment Letter has been accepted by you.

          Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower and each Guarantor (as defined in the Term Sheets), which information includes names and addresses and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act.

          The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letters and any other provision herein or therein which by its terms expressly survives the termination of this Commitment Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments hereunder.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letters by returning to us executed counterparts hereof and of the Fee Letters not later than 5:00 p.m., New York City time, on June 16, 2006. This offer will

                                Commitment Letter
automatically expire at such time if we have not received such executed counterparts in accordance with the preceding sentence.

                                Commitment Letter

          We are pleased to have been given the opportunity to assist you in connection with this important financing.

                                        Very truly yours,

                                        J.P. MORGAN SECURITIES INC.


                                        By:       /s/ Thomas Miele
                                            ------------------------------------
                                        Name:         Thomas Miele
                                              ----------------------------------
                                        Title:       Vice President
                                               ---------------------------------


                                        JPMORGAN CHASE BANK, N.A.


                                        By:      /s/ Teri Streusand
                                            ------------------------------------
                                        Name:        Teri Streusand
                                              ----------------------------------
                                        Title:       Vice President
                                               ---------------------------------
                                        Commitment: $168,750,000


                                        LEHMAN BROTHERS INC.


                                        By:      /s/ Laurie Perper
                                            ------------------------------------
                                        Name:        Laurie Perper
                                              ----------------------------------
                                        Title:   Senior Vice President
                                               ---------------------------------


                                        LEHMAN COMMERCIAL PAPER INC.


                                        By:      /s/ Laurie Perper
                                            ------------------------------------
                                        Name:        Laurie Perper
                                              ----------------------------------
                                        Title:   Senior Vice President
                                               ---------------------------------
                                        Commitment: $168,750,000


                                        WACHOVIA CAPITAL MARKETS, LLC


                                        By:    /s/ L. Richard DiDonato
                                            ------------------------------------
                                        Name:      L. Richard DiDonato
                                              ----------------------------------
                                        Title:     Managing Director
                                               ---------------------------------


                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By:    /s/ L. Richard DiDonato
                                            ------------------------------------
                                        Name:      L. Richard DiDonato
                                              ----------------------------------
                                        Title:      Managing Director
                                               ---------------------------------
                                        Commitment: $112,500,000

                                Commitment Letter

Accepted and agreed to as of
the date first above written:

CSK AUTO, INC.


By:      /s/ James B. Riley
    ---------------------------------
Name:        James B. Riley
      -------------------------------
Title:  Senior Vice President -- CFO
       ------------------------------

                                Commitment Letter

                                                                         Annex A

          The Indemnifying Party shall, jointly and severally, indemnify and hold harmless each Commitment Party, its affiliates and their respective officers, directors, employees, agents and controlling persons (each an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with the transactions contemplated by the Commitment Letter to which this Annex A is attached, or any claim, litigation, investigation or proceedings relating to the foregoing ("Proceedings") regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted from the gross negligence or willful misconduct of an Indemnified Person. The Indemnifying Party also agree that no Indemnified Person shall have any liability based on their exclusive or contributory negligence or otherwise to the Indemnifying Party, any person asserting claims on behalf of or in right of any of the Indemnifying Party, or any other person in connection with or as a result of the transactions contemplated by the Commitment Letter, except to the extent that any losses, claims, damages, liability or expenses incurred by the Company are finally judicially determined to have resulted from the gross negligence or willful misconduct of such Indemnified Person; provided, however, that in no event shall an Indemnified Person or such other parties have any liability for any indirect, consequential or punitive damages in connection with or as a result of any of their activities related to the Commitment Letter. The indemnity and reimbursement obligations of the Indemnifying Party under this Annex A shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.

          Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of the Commitment Letter, including this Annex
A. In case any such Proceedings are brought against any Indemnified Person, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the relevant Commitment Party, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to

                                Commitment Letter
such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

          The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the provisions of this Annex A. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Commitment Letter to which this Annex A is attached.

                                Commitment Letter

                                                                       Exhibit A

                                 CSK AUTO, INC.
                                SENIOR TERM LOAN
                         Summary of Terms and Conditions

                                   ----------

          Set forth below is a summary of the terms for a senior term facility to be provided to CSK Auto, Inc. Capitalized terms defined in the Commitment Letter to which this Exhibit A is attached and used herein are so used as so defined.

Parties.
--------
Borrower:                           CSK Auto, Inc., (the "Borrower").

Joint Lead Arrangers:               J.P. Morgan Securities Inc. ("JPMorgan"),
                                    Lehman Brothers, Inc., ("Lehman" and
                                    together with JPMorgan, in such capacities,
                                    the "Joint Lead Arrangers").

Joint Bookrunners                   JPMorgan, Lehman and Wachovia Securities.

Administrative Agent:               JPMorgan Chase Bank, N.A. ("JPMorgan Chase
                                    Bank", and in such capacity, the
                                    "Administrative Agent").

Co-Syndication Agents:              Lehman Commercial Paper Inc. and Wachovia
                                    Bank, National Association.

Initial Banks:                      JPMorgan Chase Bank, Lehman Commercial Paper
                                    Inc. and Wachovia Bank, National
                                    Association.

Lenders: A syndicate of banks, financial institutions and other entities including the Initial
                                    Banks (collectively, the "Lenders").

The Term Facility.

Type and Amount:                    A term facility (the "Term Facility") in the
                                    amount of up to $450,000,000 (the loans
                                    thereunder, the "Term Loans") and subject to
                                    reduction as described below. The Term Loans
                                    will [amortize in nominal quarterly
                                    installments [ and will be subject to
                                    nominal puts] following the Closing Date (as
                                    defined below) in an amount equal to 0.25%
                                    per quarter, commencing on December 31,
                                    2006, with the remainder] [be] payable in a
                                    single installment on the date which is the
                                    [twentieth][sixth] anniversary of the
                                    Closing Date

                                    [see put language below].(1)

Funding and Availability:           The Lenders will make the initial Term Loans
                                    on up to three occasions during the six
                                    month period following the date of execution
                                    of the Commitment Letter (the "Availability
                                    Period"). The date on which Term Loans are
                                    first made is herein called the "Closing
                                    Date." The availability of the Term Facility
                                    will be reduced to the extent that the
                                    Borrower (a) repurchases or refinances any
                                    of the Existing Notes (as defined below)
                                    with the proceeds of any asset sale, equity
                                    issuance or other debt issuance, (b) obtains
                                    waivers or amendments of or to the terms of
                                    any of the issues of the Existing Notes
                                    which prevents the occurrence of or cures
                                    any event of default thereunder (prior to
                                    any repurchase or acceleration) that may
                                    arise from the failure of the Borrower to
                                    timely file or deliver its audited financial
                                    statements for its 2005 fiscal year and
                                    financial statements thereafter for a period
                                    that extends beyond the Availability Period,
                                    or (c) files or delivers such financial
                                    statements prior to any repurchase or
                                    acceleration of any of the Existing Notes
                                    and receives confirmation from the relevant
                                    indenture trustee that the alleged defaults
                                    caused by the late filing or delivery of
                                    such financial statements have been cured.
                                    In the event one of the events above occurs
                                    with respect to all the Existing Notes, the
                                    Term Facility shall be reduced to zero and
                                    the commitments hereunder cancelled.

                                    During the Availability Period the undrawn portion of the Term Facility shall incur an undrawn fee as set forth on Annex I.

Purpose: The proceeds of the Term Loans made will be used solely (i) to refinance or repurchase some or all of the Borrower's $225,000,000
                                    7% Senior Subordinated Notes due 2014
                                    ("Senior Subordinated Notes"), the
                                    $125,000,000 3 3/8% Exchangeable Senior
                                    Notes due 2025 (the "3 3/8% Senior Notes") and the $100,000,000 4 5/8% Exchangeable
                                    Senior Notes due 2025 (the "4 5/8% Senior
                                    Notes" and collectively, the "Existing

----------
(1) Maturity, amortization and put provisions will depend on which issues of Existing Notes remain outstanding. If the 3 3/8% Senior Notes or the 4 5/8% Senior Notes are refinanced with the Term Loans and the Senior Subordinated Notes remain outstanding, the maturity shall be on the twentieth anniversary of the Closing Date and the Term Loans will have puts at a rate of 1% per-annum and the put language described below shall be included.

                                    Notes"), and (ii) provided that some or all of the Existing Notes have been refinanced or repurchased with the proceeds of Term
                                    Loans, (A) to pay consent fees to holders of Existing Notes not so refinanced, and (B) to pay related transaction fees and expenses.

Certain Payment Provisions

Interest Rates:                     As set forth on Annex I.

Optional Prepayments:               Term Loans may be prepaid at the option of
                                    the Borrower in minimum amounts to be agreed
                                    upon and upon such notice as shall be agreed
                                    upon. Optional prepayments of the Term Loans
                                    may not be reborrowed.

                                    Any such optional prepayment with the
                                    proceeds of any loans under any credit
                                    facility and any repricing of the Term
                                    Loans, effected prior to the first
                                    anniversary of the Closing Date shall be subject to a prepayment premium of 1%.

                                    Under the terms of the ABL Facility optional prepayments will not be permitted to be made with the proceeds of advances under the ABL
                                    Facility.

Mandatory Prepayments:              The following amounts shall be applied, to
                                    the extent permitted under the Indentures
                                    for any Existing Notes that remain
                                    outstanding, to prepay the Term Loans,
                                    provided that mandatory prepayments shall
                                    only be required to be made to the extent
                                    that a minimum availability level under the
                                    ABL Facility will be in effect following any
                                    such prepayment:

                                    (a) 100% of the net cash proceeds of any incurrence of indebtedness after the Closing
                                    Date by the Borrower or any of its
                                    subsidiaries, subject to exceptions to be agreed.

                                    (b) 75% of the net proceeds of the issuance of any equity by the Borrower or CSK Auto
                                    Corporation.

                                    (c) 100% of the net cash proceeds of any sale or other disposition (including as a result of casualty or condemnation) by the Borrower or any of its subsidiaries of any assets, except for (i) the sale of inventory, (ii) any asset sale the net proceeds in respect of which does not exceed
                                    $10,000, and (iii) any asset sales with net proceeds of between

                                    $10,000 and $100,000 which in the aggregate do not exceed $2,000,000 prior to maturity, and subject to certain other exceptions to be agreed upon including capacity for reinvestment within 365 days of such sale or disposition.

                                    Mandatory prepayments of the Term Loans may not be reborrowed.

[Lender right to put Term Loans:]   [On each of the sixth, tenth and fifteenth
                                    anniversary of the Closing Date, each Lender
                                    and the Administrative Agent shall have the
                                    right, upon [30] days notice to the
                                    Borrower, to require the Borrower to repay
                                    in full the Term Loans of that Lender (in
                                    the case of notice by a Lender), or all
                                    Lenders (in the case of notice by the
                                    Administrative Agent), together with any
                                    accrued but unpaid interest thereon.](2)

General Provisions

Collateral and Guarantees:          The obligations of the Borrower under the
                                    Term Facility will be secured by a perfected
                                    first priority security interest in
                                    substantially all tangible and intangible
                                    assets (other than the ABL Collateral, as
                                    defined below) of the Borrower and the
                                    Guarantors (as defined below), including,
                                    without limitation (a) the capital stock of
                                    the Borrower and its domestic subsidiaries
                                    and 100% of the non-voting capital stock and
                                    65% of the voting capital stock of all
                                    first-tier foreign subsidiaries of the
                                    Borrower and the Guarantors, (b) all
                                    intellectual property of the Borrower and
                                    the Guarantors; (c) all owned real property
                                    and fixed assets of the Borrower and the
                                    Guarantors, and (d) intercompany debt owed
                                    to the Borrower or any Subsidiary Guarantor
                                    (the collateral in clauses (a), (b) (c) and
                                    (d), collectively, the "Term Collateral").

                                    The obligations of the Borrower under the Term Facility will be secured by a perfected second priority security interest in all inventory and receivables of the Borrower and the Guarantors which secure the ABL
                                    Facility on a first priority basis (such inventory and receivables, the "ABL
                                    Collateral" and together with the Term
                                    Collateral, and the proceeds of the
                                    foregoing, the

----------
(2)  To be included if maturity is 20 years.

                                    "Collateral").

                                    The obligations of the Borrower under the Term Facility shall be guaranteed by each guarantor of the ABL Facility (collectively, the "Guarantors").

                                    The Administrative Agent on behalf of the Lenders and the administrative agent under the ABL Facility on behalf of the lenders thereunder shall enter into an intercreditor agreement (the "Intercreditor Agreement") containing substantially the terms described in Schedule 2 to the Second Waiver to the Existing ABL Credit Agreement and documenting the "silent" second lien status of the security interest securing the ABL
                                    Facility in the Term Collateral and of the security interest securing the Term Facility in the ABL Collateral. The Intercreditor
                                    Agreement shall provide, among other things
                                    (i) that the holders of the perfected first priority security interest in the ABL
                                    Collateral or the Term Collateral, as the case may be (the "Senior Lienholders") shall impose a standstill period on the ability of the holders of the perfected second priority security interest therein (the "Junior
                                    Lienholders") to exercise lien-related
                                    rights and remedies, (ii) that the Junior
                                    Lienholders with respect to the ABL
                                    Collateral or the Term Collateral will not object to the amount, enforceability or priority of the Senior Lienholders' claims or liens in respect therein, and (iii) for certain agreements with respect to
                                    "debtor-in-possession" financing or use of cash collateral and adequate protection. The holders of the ABL Collateral shall be entitled to reasonable use of, and access to, certain of the Term Facility Collateral for a period to be agreed to facilitate any liquidation of the ABL Collateral.

Conditions:                         The availability of the Term Facility will
                                    be conditioned upon satisfaction of the
                                    conditions precedent set forth in Annex II
                                    (the date such initial conditions are
                                    satisfied and the initial Term Loan made
                                    shall be the "Closing Date").

Certain Documentation Matters       The definitive financing documentation,
                                    including security and guaranty
                                    documentation (the "Term Facility Credit
                                    Documentation") shall contain the following
                                    representations, warranties, covenants and
                                    events of default and other customary terms
                                    deemed appropriate by the Lenders and agreed
                                    to

                                    by the Borrower including, without
                                    limitation, those set forth below. Such
                                    representations, warranties, covenants and events of default shall, where appropriate, be qualified by reference to the Specified
                                    Adjustments, the matters set forth in the Press Releases and the defaults under and potential acceleration of, the Existing
                                    Notes.(3)

Representations and Warranties:     Financial statements; absence of material
                                    undisclosed liabilities; no material adverse
                                    change; corporate existence; compliance with
                                    law in all material respects; corporate
                                    power and authority; enforceability of Term
                                    Facility Credit Documentation; no conflict
                                    with law or material contractual
                                    obligations; no material litigation; no
                                    default; ownership of property; liens;
                                    intellectual property; taxes; Federal
                                    Reserve regulations; labor matters, ERISA;
                                    Investment Company Act and other
                                    regulations; subsidiaries; use of proceeds;
                                    environmental matters; accuracy of
                                    disclosure; and creation and perfection of
                                    security interests; copyrights.

Affirmative Covenants:              Delivery of financial statements, including
                                    (i) certain internal monthly management
                                    reports until the filing of audited
                                    financial statements for the 2005 fiscal
                                    year and the other normal quarterly and
                                    annual financial statements thereafter that
                                    are delayed until the filing of such
                                    statement for the 2005 fiscal year (the
                                    "2005 Filing"), (ii) unaudited monthly
                                    financial statements or information as
                                    available (including calculations of monthly
                                    and trailing twelve-month EBITDA and
                                    EBITDAR) and unaudited quarterly financial
                                    statements or information as available
                                    (including calculations of quarterly and
                                    trailing twelve-month EBITDA and EBITDAR)
                                    and after the 2005 Filings have been made,
                                    customary unaudited quarterly and audited
                                    annual financial statements, SEC reports,
                                    accountants' reports delivered with
                                    financial statements, copies of certain
                                    reporting under the ABL Facility, annual
                                    projections (prepared on a quarterly basis),
                                    officers' certificates and other information
                                    reasonably requested by the Lenders; payment
                                    of taxes and other obligations; continuation
                                    in principal line of business now

----------
(3) The exceptions, baskets and materiality qualifications in the Existing ABL Facility are under review, however the anticipation is that the representations, warranties and covenants in the Term Facility shall be, to the extent possible and applicable, substantially similar to those set forth in the Existing ABL Facility.

                                    conducted by the Borrower and its
                                    subsidiaries; maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records;
                                    right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events;
                                    compliance with environmental laws; and
                                    customary further assurances (including, without limitation, with respect to security interests in after-acquired property).

Financial Covenants:                Maximum Leverage Ratio (Total Debt to
                                    EBITDA) and a Minimum Fixed Charge Coverage
                                    Ratio (EBITDAR to the sum of Total Interest
                                    plus Rent), each to be tested quarterly.(4)

                                    The covenant levels for each fiscal year end set forth below shall be as set forth opposite such fiscal year end. Quarterly covenant levels and covenant levels for subsequent fiscal years to be mutually agreed.

                                    Maximum Leverage Ratio
                                    ----------------------
                                    2006 - 4.00:1.00
                                    2007 - 3.75:1.00
                                    2008 - 3.50:1.00
                                    2009 - 3.25:1.00
                                    2010+ - 3:00:1.00

                                    Minimum Fixed Charge Coverage Ratio
                                    -----------------------------------
                                    2006 - 1.35:1.00
                                    2007 - 1.40:1.00
                                    2008 - 1.40:1.00
                                    2009 - 1.45:1.00
                                    2010+ - 1.45:1.00

Negative Covenants:                 Limitations on: (i) liens (including as to
                                    liens on leasehold interests); (ii) debt;
                                    (iii) mergers, consolidations, liquidations
                                    and dissolutions; (iv) sales, transfers and
                                    other dispositions of assets (other than,
                                    the sale for fair market value of certain
                                    specific assets to be mutually agreed
                                    (including non-core assets) subject to
                                    limits to be agreed, and the sale of
                                    obsolete or worn-out assets), (v) loans,
                                    acquisitions, joint ventures and other
                                    investments;

----------
(4) The definitions of EBITDA and EBITDAR will exclude consent fees, write-off of old origination fees and other write-offs related to the matters disclosed in the Press Releases.

                                    (vi) dividends and other payments in respect of capital stock, with exceptions to be agreed; (vii) creating new subsidiaries;
                                    (viii) payments and modifications of
                                    subordinated and other material debt
                                    instruments; subject to exceptions to be agreed; (ix) capital expenditures; (x) amendments or modifications to organizational documents in a manner materially adverse to the interests of the Lenders; (xi) changes in fiscal year, accounting policies or reporting practices;
                                    (xii) transactions with affiliates; (xiii) hedging arrangements; (xiv) negative pledge clauses and clauses restricting subsidiary distributions; and (xv) the activities of CSK Auto Corporation. The negative covenants shall be subject to exceptions, baskets and materiality qualifications to be mutually agreed.

Events of Default:                  Nonpayment of principal, interest or other
                                    amounts when due under the Term Facility;
                                    violation of covenants (subject, in the case
                                    of certain covenants, to applicable grace
                                    periods) under the Term Facility; material
                                    inaccuracy of representations and warranties
                                    when made or deemed made under the Term
                                    Facility; certain ERISA events; cross
                                    default to material indebtedness (including,
                                    in any event, a cross default to the ABL
                                    Facility); bankruptcy events; material
                                    judgments; actual or asserted invalidity of
                                    any guarantee or any security document
                                    executed pursuant to the Term Facility or
                                    the Intercreditor Agreement; and a change of
                                    control.

Voting: Amendments and waivers with respect to the Term Facility Credit Documentation shall require the approval of Lenders holding not less than a majority of the aggregate amount of the Term Loans, except that (a) the consent of each Lender directly affected thereby shall be required with respect to
                                    (i) reductions in the amount or extensions of the scheduled date of amortization or final maturity of any Term Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (b) the consent of 100% of the Lenders under the Term Facility
                                    Documentation shall be required with respect to (i) modifications to any of the voting percentages, (ii) subject to the
                                    Intercreditor Agreement, releases of all or substantially all the collateral, and (iii) subject to the Intercreditor Agreement, releases of any significant Guarantor (other than in connection with a sale of assets otherwise permitted under the Term Facility Credit
                                    Documentation).

Assignments and Participations:     Subject to the prior approval of the
                                    Administrative Agent (such approval not to
                                    be unreasonably withheld), the Lenders will
                                    have the right to assign Term Loans and
                                    commitments without the consent of the
                                    Borrower. Assignments will be by novation
                                    that will release the obligation of the
                                    assigning Lender.

                                    The Lenders will have the right to
                                    participate their Term Loans to other
                                    financial institutions without restriction, other than customary voting limitations.
                                    Participants will have the same benefits as the selling Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs, subject to customary limitations and restrictions.

Yield Protection:                   Usual for facilities and transactions of
                                    this type, including standard protective
                                    provisions for such matters as increased
                                    costs, funding losses, capital adequacy,
                                    requirements of law and withholding taxes.

Expenses and Indemnification:       The Borrower shall pay (a) all reasonable
                                    and documented out-of-pocket expenses of the
                                    Administrative Agent, the Joint Lead
                                    Arrangers, the Initial Banks and their
                                    affiliates, if any, associated with the
                                    syndication of the Term Facility and the
                                    preparation, execution, delivery and
                                    administration of the Term Facility Credit
                                    Documentation and the reasonable fees,
                                    disbursements and other charges of Simpson
                                    Thacher & Bartlett LLP (and such other local
                                    counsel as shall be reasonably required) as
                                    counsel to the Joint Lead Arrangers and
                                    Initial Banks, (b) all reasonable and
                                    documented out-of-pocket expenses of the
                                    Administrative Agent and the Lenders
                                    associated with any amendment or waiver with
                                    respect thereto (including the reasonable
                                    fees, disbursements and other charges of
                                    Simpson Thacher & Bartlett LLP ) (and such
                                    other local and foreign local counsel as
                                    shall be reasonably required)) and (c) all
                                    out-of-pocket expenses of the Administrative
                                    Agent, JPMorgan Chase Bank, N.A., the
                                    Initial Banks and the Lenders (including the
                                    fees, disbursements and other charges of

                                    counsel) in connection with the enforcement of the Term Facility Credit Documentation.

                                    The Administrative Agent, the Joint Lead
                                    Arranger and the Lenders (and their
                                    respective affiliates, controlling persons, officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the proposed transactions, including, but not limited to, the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of the relevant indemnified person.

Governing Law and Forum:            State of New York.

Counsel to the Joint Lead           Simpson Thacher & Bartlett LLP.
Arrangers and Initial Banks:

                                                                       Exhibit A
                                                            ANNEX I to Exhibit A

                            INTEREST AND CERTAIN FEES

Interest Rates:                     The Term Loans will bear interest, at the
                                    Borrower's election, at a rate per annum
                                    equal to:

                                    (a) the higher of (i) the rate of interest publicly announced by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office in New York City and (ii) the federal funds rate from time to time plus 0.5% (such higher rate, the "ABR"; this rate is not intended to be the lowest rate charged by JPMorgan Chase Bank, N.A. to its borrowers) plus the Applicable Margin; or

                                    (b) the average of the rates (grossed-up for reserve requirements) at which eurodollar deposits for one or two weeks or one, two, three or six months, and if available to all Lenders, nine or twelve months (as selected by the Borrower) appearing on Page 3750 of the Telerate screen (the "Eurodollar Rate") plus the Applicable Margin.

                                    "Applicable Margin" from time to time shall be determined by reference to the pricing grid below.

                                      APPLICABLE     LIBOR
                                        RATINGS      LOANS   ABR LOANS
                                    --------------   -----   ---------
                                    > or = Ba3/BB-   2.75%     1.75%
                                    Ba3/B+           3.00%     2.00%
                                    B1/B+            3.25%     2.25%
                                    B2/B             3.50%     2.50%
                                    B3/B-            4.00%     3.00%
                                    < B3/B-          5.00%     4.00%

                                    Each of the Applicable Ratings referred to above shall be the rating for the Term
                                    Facility, provided that until such time as the Term Facility has been rated, the corporate rating for the Borrower and its subsidiaries shall apply . Such ratings shall be from Moody's and S&P. Other than in the case of a Ba3/B+ rating, if ratings are split, the lower one shall apply.

Delayed Draw Fee:                   Undrawn commitments under the Term Facility
                                    during the Availability Period shall accrue
                                    a delayed draw fee at a rate of (i) for the
                                    first four months following the date of the
                                    Commitment Letter, 1.50% per annum, and (ii)
                                    thereafter, 3.00% per annum.

Interest Payment Dates:             Interest on ABR loans will be payable
                                    quarterly in

                                    arrears. Interest on Eurodollar Rate loans will be payable at the end of interest periods (but not less often than quarterly).

Default Rate:                       At any time when the Borrower is in default
                                    under the Term Facility, the Term Loans
                                    shall bear interest at 2% above the rate
                                    otherwise applicable thereto. Overdue
                                    interest, fees and other amounts shall bear
                                    interest at 2% above the rate applicable to
                                    ABR loans.

Rate Basis:                         Interest shall be calculated on the basis of
                                    the actual number of days elapsed over a
                                    365/366-day year for ABR loans based on the
                                    prime rate, and over a 360-day year for all
                                    other borrowings.

                                                           Annex II to Exhibit A

          The availability of the Term Facility shall be subject to the satisfaction of customary conditions precedent including, without limitation;

                                        (a) The Borrower shall have executed and delivered the Term Facility Credit Documentation in a form that is mutually, reasonably satisfactory to the Borrower, the Joint Lead Arrangers and the Lenders.

                                        (b) The Lenders, the Administrative
                                        Agent and the Joint Lead Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

                                        (c) All government and third party
                                        approvals necessary in connection with
                                        the Term Facility and the ABL Facility
                                        and the continuing operations of the
                                        Borrower shall have been obtained on
                                        reasonably satisfactory terms (including an amendment to or waiver of the ABL Facility permitting the Term Facility and the contemplated use of the proceeds thereof or, in lieu thereof, the closing of a satisfactory replacement ABL facility providing for commitments thereunder of at least $250,000,000). There shall not exist any action, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a material adverse effect on the Borrower, the Term Facility or any of the other transactions contemplated hereby.

                                        (d) The Administrative Agent shall have
                                        received monthly management reports with respect to the financial performance of the Borrower, concurrently with the general distribution thereof to senior management of the Borrower. The Lenders shall have received projections from the Borrower through 2013.

                                        (e) The Administrative Agent shall have
                                        received such closing documents as are
                                        customary for transactions of the type
                                        contemplated by the Commitment Letter or as it may reasonably request, including, to the extent applicable, but not limited to resolutions, good standing certificates, incumbency certificates, insurance certificates, loss payable and additional insured endorsements, opinions of counsel (including foreign counsel), organizational documents, title insurance policies, collateral releases from prior lenders, consents, landlord/mortgagee/bailee waivers, financing statements and consignment or similar filings, all in form and substance reasonably acceptable to the Administrative Agent, the Joint Lead Arrangers and their counsel.

                                        (f) There shall be no default or event
                                        of default continuing under the ABL
                                        Facility.

                             Term Sheet - Conditions

                                        (g) The Chief Financial Officer of the
                                        Borrower shall be reasonably acceptable
                                        to the Initial Banks.(5)

                                        (h) All actions necessary (including
                                        obtaining lien searches) to establish
                                        that the Administrative Agent will have
                                        a perfected security interest in the
                                        Collateral under the Term Facility shall have been taken, and, in connection with real estate collateral, the
                                        Administrative Agent shall have
                                        received, to the extent it reasonably
                                        requests, satisfactory title insurance
                                        policies, surveys and other customary
                                        documentation to the extent reasonably
                                        requested by it. Liens creating security interests (with the associated priorities) in the Collateral for Term Facility shall have been perfected (including, without limitation, through UCC filings and intellectual property filings with the U.S. Patent and Trademark Office).

                                        (i) The Intercreditor Agreement (as
                                        described in the term sheet) shall have
                                        been executed and delivered by each of
                                        the parties thereto and shall contain
                                        terms and conditions reasonably
                                        satisfactory in all respects to the
                                        Administrative Agent and the Lenders.

                                        (j) The Borrower shall have used
                                        commercially reasonable efforts to
                                        obtain for the Term Loans under the Term
                                        Facility ratings from S&P and Moody's,
                                        and the Borrower shall have in effect
                                        either a corporate rating, or a rating
                                        as to the Term Loans from each of them.

                                        (k) The accuracy of all representations
                                        and warranties in the Term Facility
                                        Credit Documentation (including the
                                        material adverse change and litigation
                                        representations) and the absence of any
                                        default or event of default (as such
                                        terms are defined in the Term Facility
                                        Credit Documentation).

                                        (l) The Administrative Agent shall have
                                        received such legal opinions (including
                                        opinions (i) from counsel to the
                                        Borrower and (ii) from such special and
                                        local counsel as may be required by the
                                        Administrative Agent), certificates,
                                        documents and other instruments as are
                                        customary for transactions of this type
                                        or as they may reasonably request.

----------
(5) This condition shall apply until the earlier to occur of the close of syndication or 90 days after the date of the Commitment Letter. Thereafter the Company will notify the Lenders of any changes to senior management.